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                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549
                             ----------------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          DISCOVER CARD MASTER TRUST I
                          ----------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                     0-23108                 Not required
        --------                     -------                 ------------
 (State of organization)     (Commission File Number)      (I.R.S. Employer
                                                          Identification No.)

c/o Greenwood Trust Company
12 Read's Way
New Castle, Delaware                                         19720
--------------------                                         -----
(Address of principal                                      (Zip Code)
executive offices)

                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(b) OF THE ACT:


                                                 Name of each exchange
Title of each class                              on which each class
to be so registered                              is to be registered
-------------------                              -------------------
     None                                               None


                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(g) OF THE ACT:


    Series 1999-5 Floating Rate Class A Credit Card Pass-Through Certificates Series 1999-5 Floating Rate Class B Credit Card Pass-Through Certificates
    -------------------------------------------------------------------------
                                (Title of Class)




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Item 1. Description of Registrant's Securities to be Registered.

            Item 1 incorporates by reference the "Description of the Investor Certificates" on pages 15 to 28 of the Prospectus dated June 8, 1999 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-62263) and "The Certificates" on pages S-21 to S-33 of the Prospectus Supplement dated June 8, 1999 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-62263).

Item 2. Exhibits

            Exhibit 4.1 (a)    Pooling and Servicing Agreement, dated as of
                               October 1, 1993, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S.
                               Bank National Association (formerly First Bank
                               National Association, successor trustee to Bank of America Illinois, formerly Continental Bank,
                               National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master
                               Trust I's Registration Statement on Form S-1
                               (Registration No. 33-71502), filed on November
                               10, 1993).

            Exhibit 4.1 (b)    First Amendment to Pooling and Servicing
                               Agreement, dated as of August 15, 1994, between Greenwood Trust Company as Master Servicer,
                               Servicer and Seller and U.S. Bank National
                               Association (formerly First Bank National
                               Association, successor trustee to Bank of America
                               Illinois, formerly Continental Bank, National
                               Association) as Trustee (incorporated by reference to Exhibit 4.4 of Discover Card Master
                               Trust I's Current Report on Form 8-K, dated
                               August 1, 1995 and filed on August 10, 1995, File
                               No. 0-23108).

            Exhibit 4.1 (c)    Second Amendment to Pooling and Servicing
                               Agreement, dated as of February 29, 1996, between Greenwood Trust Company as Master Servicer,
                               Servicer and Seller and U.S. Bank National
                               Association (formerly First Bank National
                               Association, successor trustee to Bank of America
                               Illinois, formerly Continental Bank, National
                               Association) as Trustee (incorporated by reference to Exhibit 4.4 of Discover Card Master
                               Trust I's Current Report on Form 8-K, dated April
                               30, 1996 and filed on May 1, 1996, File No.
                               0-23108).




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            Exhibit 4.1 (d)    Third Amendment to Pooling and Servicing
                               Agreement, dated as of March 30, 1998, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1(d) of Discover Card Master Trust I's Registration Statement on Form 8-A filed April 13, 1998, File No. 0-23108).

            Exhibit 4.1(e) Fourth Amendment to Pooling and Servicing Agreement, dated as of November 30, 1998, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K dated November 30, 1998, File No. 0-23108).

            Exhibit 4.2 Series Supplement, dated as of June 15, 1999, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, with respect to Series 1999-5, including form of Class A Certificate and form of Class B Certificate (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K, dated June 15, 1999, File No. 0-23108).

            Exhibit 99.1 Prospectus Supplement dated June 8, 1999 and Prospectus dated June 8, 1999 with respect to the Floating Rate Class A Credit Card Pass-Through Certificates and the Floating Rate Class B Credit Card Pass-Through Certificates of Discover Card Master Trust I, Series 1999-5.







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                                    Signature

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   Discover Card Master Trust I
                                   (Registrant)

                                   By:  Greenwood Trust Company
                                   (Originator of the Trust)


Dated:  June 15, 1999              By:   /s/ John J. Coane
                                      --------------------------------
                                         John J. Coane
                                         Vice President, Chief
                                         Accounting Officer and Treasurer











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                                 EXHIBIT INDEX


Exhibit No.                                                               Page

  4.1 (a)      Pooling and Servicing Agreement, dated as of                ---
               October 1, 1993, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S.
               Bank National Association (formerly First Bank
               National Association, successor trustee to Bank of America Illinois, formerly Continental Bank,
               National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master
               Trust I's Registration Statement on Form S-1
               (Registration No. 33-71502), filed on November 10,
               1993).

  4.1 (b)      First Amendment to Pooling and Servicing                    ---
               Agreement, dated as of August 15, 1994, between Greenwood Trust Company as Master Servicer,
               Servicer and Seller and U.S. Bank National
               Association (formerly First Bank National
               Association, successor trustee to Bank of America
               Illinois, formerly Continental Bank, National
               Association) as Trustee (incorporated by reference to Exhibit 4.4 of Discover Card Master Trust I's
               Current Report on Form 8-K, dated August 1, 1995 and filed on August 10, 1995, File No. 0-23108).

  4.1 (c)      Second Amendment to Pooling and Servicing                   ---
               Agreement, dated as of February 29, 1996, between Greenwood Trust Company as Master Servicer,
               Servicer and Seller and U.S. Bank National
               Association (formerly First Bank National
               Association, successor trustee to Bank of America
               Illinois, formerly Continental Bank, National
               Association) as Trustee (incorporated by reference to Exhibit 4.4 of Discover Card Master Trust I's
               Current Report on Form 8-K, dated April 30, 1996 and filed on May 1, 1996, File No. 0-23108).




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   4.1 (d)     Third Amendment to Pooling and Servicing
               Agreement, dated as of March 30, 1998, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1(d) of Discover Card Master Trust I's Registration Statement on Form 8-A filed April 13, 1998, File No. 0-23108).

   4.1 (e) Fourth Amendment to Pooling and Servicing Agreement, dated as of November 30, 1998, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K dated November 30, 1998, File No. 0-23108).

     4.2 Series Supplement, dated as of June 15, 1999, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, with respect to Series 1999-5, including form of Class A Certificate and form of Class B Certificate (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K, dated June 15, 1999, File No. 0-23108).

     99.1 Prospectus Supplement dated June 8, 1999 and Prospectus dated June 8, 1999 with respect to the Floating Rate Class A Credit Card Pass-Through Certificates and the Floating Rate Class B Credit Card Pass-Through Certificates of Discover Card Master Trust I, Series 1999-5.




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